UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14A-12

LESAKA TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

___________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LESAKA TECHNOLOGIES, INC.
_________________________

NOTICE OF MEETING OF SHAREHOLDERS

to be held on June 3, 2024

________________________

To the Shareholders of Lesaka Technologies, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Lesaka Technologies, Inc. will be held at our principal executive offices located at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg 2196, South Africa on June 3, 2024 at 15:00 local time (9:00 am Eastern Time), for the following purposes:

1. To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the grant of a stock option to Mr. Ali Mazanderani, our Executive Chairman, pursuant to a stock option agreement (the "Stock Option Agreement Proposal").

2. To approve an amendment to our current Amended and Restated Stock Incentive Plan to increase the number of shares of our common stock authorized for issuance by 3,000,000.

3. To transact such other business and act upon any such other matters which may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors (our "Board") has fixed the close of business on April 8, 2024, as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of the shareholders as of the record date will be available for inspection by shareholders at our principal executive offices during business hours for a period of ten days prior to the meeting.

Sincerely,

Kuben Pillay

Lead Independent Director

Johannesburg, South Africa

April 12, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2024. A complete set of proxy materials relating to the meeting is available on the internet. These materials, consisting of the Notice of Meeting of Shareholders and Proxy Statement, including proxy card, may be viewed and downloaded at https://materials.proxyvote.com/64107N.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder. You may also submit your proxy via the internet as specified in the accompanying internet voting instructions. Shareholders registered on our South African Branch Register ("South African Shareholders") are referred to the special instructions contained on page 3 of this proxy statement.

LESAKA TECHNOLOGIES, INC.

VOTING RIGHTS AND PROCEDURES

Shareholders as of the close of business on April 8, 2024, the record date, may attend and vote at the meeting. Each share is entitled to one vote. There were 62,343,444 shares of common stock outstanding on the record date.

We anticipate that this proxy statement and the form of proxy relating to our meeting will be mailed to our shareholders commencing on or about April 22, 2024.

A majority of the total number of outstanding shares of common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shareholders who are present at the meeting in person or by proxy and who abstain will be treated as present for purposes of determining whether a quorum is present. In the event that there are not sufficient votes to approve any proposal at the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes and abstentions.

The meeting shareholders will be asked to vote on the following proposal:

  Proposal No. 1 - The Stock Option Agreement Proposal will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. You may vote for or against the proposal or you may abstain from voting. Abstentions and broker non-votes will not affect the outcome of the vote.
  Proposal No. 2 - The amendment of our current Amended and Restated Stock Incentive Plan to increase the number of shares authorized for issuance thereunder will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. You may vote for or against the proposal or you may abstain from voting. Abstentions will not affect the outcome of the vote.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and, if a proposal comes up for a vote at the meeting that is not on the proxy, according to the best judgment of the persons named in the proxy.

If you do not indicate a specific choice on a proxy that you sign and submit, your shares will be voted:

  FOR the approval of the Stock Option Agreement Proposal.
  FOR the approval of the amendment of our current Amended and Restated Stock Incentive Plan.

If your shares are held in "street name," and you do not instruct the bank or broker how to vote your shares on Proposals 1 and 2, the bank or broker may not exercise discretion to vote for or against those proposals. These shares will not be counted as having been voted on the applicable proposal. Please instruct your bank or broker so your vote can be counted.

Revocability of Proxies

You may revoke your proxy at any time prior to exercise of the proxy by delivering a written notice of revocation or a duly executed proxy with a later date by mail to our corporate secretary at Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, or by attending the meeting and voting in person. If you hold shares in "street name", you must contact that firm to revoke any prior voting instructions.

Internet Availability of Proxy Materials

A complete set of proxy materials relating to the meeting is available on the internet. These materials, consisting of the Notice of Meeting of Shareholders and Proxy Statement, including proxy card, may be viewed and downloaded at https://materials.proxyvote.com/64107N.

Market Information

Our common stock is listed on The Nasdaq Global Select Market ("Nasdaq") in the United States under the symbol "LSAK" and, via a secondary listing, on the Johannesburg Stock Exchange ("JSE"), in South Africa under the symbol "LSK". Nasdaq is our principal market for the trading of our common stock. Our transfer agent in the United States is Computershare Shareowner Services LLC, 480 Washington Blvd., Jersey City, New Jersey 07310. Our transfer agent in South Africa is JSE Investor Services (Pty) Ltd ("JSE Investor Services"), One Exchange Square, 2 Gwen Lane, Sandown, Sandton, 2196, South Africa.

Special Instructions to South African Shareholders

We are required to comply with certain South African regulations related to the circulation and tabulation of proxies issued to our South African Shareholders. The proxy form marked "Lesaka Technologies, Inc. Proxy for Shareholders Registered on South African Branch Register" must be used by South African Shareholders. The South African proxy must be lodged, posted or e-mailed to JSE Investor Services so as to reach them by 16:00, local time, on May 30, 2024. South African Shareholders that have already dematerialized their shares through a Central Securities Depository Participant ("CSDP") or broker, other than with own-name registration, should not complete the South African proxy. Instead they should provide their CSDP or broker with their voting instructions or, alternatively, they should inform their CSDP or broker of their intention to attend the meeting in order for their CSDP or broker to be able to issue them with the necessary authorization to enable them to attend such meeting. South African Shareholders that hold their shares in certificated form or dematerialized own-name registration should complete the South African proxy and return it to JSE Investor Services.

Solicitation

The Board is soliciting your proxy to vote your shares at the meeting. We will bear the entire cost of the solicitation, including the preparation, assembly, and, to the extent applicable, printing and mailing of this proxy statement, including the proxy card and any additional solicitation materials furnished to our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We may reimburse these persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for performing these services. Except as described above, we do not presently intend to solicit proxies other than by mail.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL NO. 1: APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), THE GRANT OF A STOCK OPTION TO MR. ALI MAZANDERANI, OUR EXECUTIVE CHAIRMAN, PURSUANT TO A STOCK OPTION AGREEMENT

We are asking you to approve the stock option granted to Mr. Mazanderani, which was approved by the Board on December 4, 2023, subject to shareholder approval at this Special Meeting. In this proxy statement, we refer to the stock option granted to Mr. Mazanderani as the "Option Award" and the Stock Option Agreement as the "Option Agreement." The full text of the Option Agreement is attached hereto as Appendix A. The Option Award represents the right of Mr. Mazanderani to purchase shares of common stock of the Company at various exercise prices, each of which was in excess of the market price of the common stock on the date of approval by the Board, provided that Mr. Mazanderani remains continuously employed by the Company as Executive Chairman through January 31, 2026.

Nasdaq Listing Rule 5635(c) requires approval by a listed company's shareholders with respect to the establishment of any equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the listed company's charter. The Option Agreement provides that the Company is not obligated to issue shares underlying the Option Award unless the Company's shareholders have voted to approve the Option Agreement. Further, the Option Agreement provides that if the Company's shareholders do not approve the Option Award, then the Option Award shall be forfeited. We are therefore seeking shareholder approval to comply with the rules and regulations of Nasdaq and the terms of the Option Agreement.

Reasons for the Option Award

Our Board believes it important to our continued success and is in the best interests of the shareholders to retain Mr. Mazanderani as Executive Chairman with a long-term compensation agreement that is highly aligned with continued shareholder returns. The Board believes that the Option Award is designed to both incentivize Mr. Mazanderani and to provide benefit to the shareholders of the Company. Specifically, the Company believes that the Option Award benefits shareholders in the following ways:

1. The Option Award creates incentive for Mr. Mazanderani's continued, long-term service and high level of performance.

The Board believes that Mr. Mazanderani's ongoing active and engaged service is critical to the continued development and long-term interest of the Company. While the Board recognizes that the Company has many valuable employees who have contributed to the Company to date, the Board believes Mr. Mazanderani's leadership will be critical in the Company's future development. The structure of this compensation agreement provides significant motivation for Mr. Mazanderani to deliver shareholder returns and to manage the business with a long-term perspective.

2. Mr. Mazanderani only receives value if the share price appreciates.

The various exercise prices set forth in the Option Agreement are each at a premium to the market price of the common stock on the date of approval by the Board. Mr. Mazanderani only receives value if the share price appreciates in excess of those exercise prices, which aligns his interests with those of our shareholders.

Option Award Overview

Below is an overview of the Option Award. See Appendix A for the full Option Award Agreement.

Award Terms	Details
Option Award	4,000,000 stock options.
Equity Type	Options to acquire common stock.
Exercise Prices

1,000,000 stock options at an exercise price of US$6.00 per share;

1,000,000 stock options at an exercise price of US$8.00 per share;

1,000,000 stock options at an exercise price of US$11.00 per share;

1,000,000 stock options at an exercise price of US$14.00 per share.

Exercise Date	Mr. Mazanderani may only exercise the vested Option Award after January 31, 2028.
Expiration Date	January 31, 2029.
Employment Requirement	Vesting of the Option Award is subject to Mr. Mazanderani's continuous employment as Executive Chairman through January 31, 2026.
Termination of Employment	No acceleration of vesting upon termination of employment, death or disability.
Change in Control of the Company	No automatic acceleration of vesting upon a change in control of the Company.
Exercise Methods

Exercise Methods:

1. Cash: exercise price is paid in cash or cash equivalent upon exercise of options.

2. Tender of Stock: if permitted by the Company, by tender to the Company of shares held by Mr. Mazanderani, including shares deliverable upon exercise of the Option Award.

3. Broker-Assisted Cashless Exercise.

4. By any other means acceptable to the Company.

5. A combination of the foregoing.

Clawback	The Option Award is subject to the Company's clawback policy, as in effect from time to time.

Material Terms of the Proposed Option Award

 Option Award Value

 The Option Award consists of an option to acquire, in four tranches, an aggregate of 4,000,000 shares of common stock. See Table 1. Shares by Exercise Price. below.

 Equity Type

 The Option Award is exercisable for underlying shares of common stock of the Company. Mr. Mazanderani will only realize value from the Option Award if he exercises the Option Award when the Company's stock price exceeds the applicable exercise price. The Option Award is not being made under the Company's 2022 Amended and Restated Stock Incentive Plan.

 Exercise Price

Table 1. Shares by Exercise Price.

Number of Shares subject to Option	Exercise Price per Share
1,000,000	US$6.00
1,000,000	US$8.00
1,000,000	US$11.00
1,000,000	US$14.00

 Employment Requirement

 The Option Award will only vest if Mr. Mazanderani remains continuously employed as Executive Chairman of the Company from February 1, 2024 to January 31, 2026 (the "Vesting Condition").

Term of Option Award

 Provided Mr. Mazanderani satisfies the Vesting Condition (subject to the terms described in "-Effect of Death or Disability"), the Option Award may only be exercised by Mr. Mazanderani after January 31, 2028. Mr. Mazanderani has up to one year to exercise any portion of the Option Award that has vested. After January 31, 2029 (the "Option Expiration Date"), the Option Award is no longer exercisable under any circumstances.

 Termination of Employment

 There is no acceleration of vesting of the Option Award if the employment of Mr. Mazanderani is terminated, if he dies, or becomes disabled and the Vesting Condition is not met. In other words, termination of Mr. Mazanderani's employment with the Company prior to January 31, 2026 will preclude his earning the then unvested Option Award. Unless the Committee (as defined below) provides otherwise, vesting of the Option Award will be suspended during any unpaid leave of absence by Mr. Mazanderani.

Effect of Death or Disability

 In the event of Mr. Mazanderani's death or the termination of his employment due to Disability (as defined in the Option Agreement) and the Vesting Condition has occurred, the Option Award will become exercisable (either by Mr. Mazanderani or his legal representative or other person who acquired the right to exercise the Option Award, as applicable) on the date such event occurs. Any remaining unexercised portion of the Option Award will terminate on the Option Expiration Date.

 For clarity, in the event of Mr. Mazanderani's death or the termination of his employment due to Disability (as defined in the Agreement) and the Vesting Condition has not occurred, the Option Award will not vest or become exercisable under any circumstance.

Change in Control of the Company

If a change in control event occurs, the parties to such transaction may elect to have a successor entity assume or continue the Option Award, or substitute the Option Award with new awards, with appropriate adjustments. To the extent that such an election is not made, the Option Award will terminate and either (i) the Company will pay the difference between the sale price for the shares and the aggregate exercise price or (ii) Mr. Mazanderani will be allowed to exercise the Option Award prior to the consummation of the change in control.

 Exercise Methods

Mr. Mazanderani may elect to pay for the number of shares for which the Option Award is being exercised in cash (US dollars) or cash equivalent acceptable to the Company (including offset against US dollars, if any, owed by the Company to Mr. Mazanderani as of the date of exercise), if the Company permits, by tender to the Company, or attestation to the ownership, of whole shares owned by Mr. Mazanderani, including shares deliverable upon exercise of the Option Award, by means of broker-assisted cashless exercise, by any other means acceptable to the Company, or by any combination of the foregoing as the Company permits in its sole discretion.

Clawback

The Option Award is subject to the Company's clawback policy, as in effect from time to time.

Other Details Regarding the Option Award

 Administration

 The Option Award will be administered by the Board and any committee of Board members appointed by the Board and satisfying applicable laws (the "Committee"). The Committee has the power and authority, in good faith, to interpret the Option Agreement and adopt rules for its administration, interpretation and application of the terms of the Option Award. All actions taken, and interpretations and determinations made, by the Committee in good faith with respect to the Option Award are final and binding on Mr. Mazanderani and any other interested persons.

Certain Other Adjustments Upon Certain Transactions

In the event of any dividend or other distribution (whether in the form of cash, shares of the Company's common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of the Company's securities, or other change in the corporate structure of the Company affecting its common stock, then the Committee, in order to prevent the diminution or enlargement of the benefits or potential benefits intended to be made available under the Option Award (and in a manner that will not provide any greater benefit or potential benefits than intended to be made available, other than solely to reflect changes resulting from any such triggering event), will adjust the number, class and price of the shares underlying the Option Award. In the event of a proposed dissolution or liquidation of the Company and to the extent the Option Award has not been previously exercised, it will terminate immediately before the completion of such proposed transaction.

Certain Other Securities Information

Shares issuable under the Option Agreement may be authorized but unissued, or reacquired common stock of the Company.

Tax Withholdings

If there are any tax withholdings required, the Company may withhold such amounts and Mr. Mazanderani otherwise agrees to provide for any sums required to satisfy any tax or social insurance obligations. The Company has no obligation to deliver shares until the tax and social insurance withholding obligations of the Company have been satisfied by Mr. Mazanderani. The Company may, in its sole discretion, permit Mr. Mazanderani to satisfy, in whole or in part, any tax and social insurance withholding obligation which may arise in connection with the Option Award either (i) by electing to have the Company withhold from the shares to be issued upon exercise of the Option Award, or (ii) by electing to deliver to the Company already-owned shares of the Company.

Non-transferability

 The Option Award may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during Mr. Mazanderani's lifetime only by him, except in the event of Mr. Mazanderani's death or Disability as described above.

 Potential Ownership of Securities

 As of the record date for this meeting, Mr. Mazanderani beneficially owned 322,476 shares of the Company's common stock. Theoretically, if Mr. Mazanderani elected to exercise the Option Award in full, his beneficial ownership would represent 6.52% of the outstanding shares of the Company's common stock based on the total outstanding shares of the Company's common stock as of the record date.

Mr. Mazanderani also holds an option under the Company's Amended and Restated 2022 Stock Incentive Plan to acquire 500,000 shares at an exercise price of $3.50 per share that vests on the one-year anniversary of the grant date, December 4, 2023, provided that Mr. Mazanderani then continues to provide services as Executive Chairman. This option may only be exercised during the period from January 31, 2028 to January 31, 2029.

 Shareholder Approval

 In the event our shareholders do not approve the grant of the stock option to Mr. Ali Mazanderani pursuant to the Option Agreement, the Option Award will automatically be forfeited.

 Effect of Issuance of Additional Shares of Common Stock

 If this Proposal 1 is approved by shareholders, and if the Option Award vests, the Company will be issuing additional shares of common stock, increasing the number of shares of common stock outstanding. As a result, our shareholders will incur dilution of their percentage ownership upon any issuance of shares of common stock pursuant to the Option Award.

 Since the number of shares issued will depend on to what extent the Option Award is exercised, we cannot predict the number of shares that will actually be issued. If there is an issuance of shares of common stock pursuant to the terms of the Option Agreement, it will result in an increase in the number of shares of common stock outstanding, and, as a result, shareholders will own a smaller percentage of outstanding shares of our common stock and will experience a reduction in the percentage interests in voting power. Further, the issuance or resale of our common stock could cause the market price of our common stock to decline.

Accounting and Tax Considerations

Accounting Consequences

We follow FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("ASC Topic 718") for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date "fair value" of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for the Option Award prior to the date on which it is approved by our shareholders, which will be the "grant date" for accounting purposes.

Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. Accordingly, the Option Award would result in the recognition of additional stock-based compensation expense over the term of the award as the Option Award vests as determined by the Committee pursuant to ASC Topic 718.

Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences of the Option Award under the U.S. Internal Revenue Code (the "Code") as in effect on the date of this proxy statement. The following summary assumes that Mr. Mazanderani files a tax return in the U.S. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Mazanderani will depend upon his future individual circumstances.

Tax Effect for Mr. Mazanderani

Mr. Mazanderani did not have taxable income from the grant of the Option Award, nor will he have taxable income from shareholder approval of the Option Award if such approval occurs. If and when Mr. Mazanderani exercises any portion of the Option Award, he will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Company shares purchased over the exercise price of the option. Any taxable income recognized in connection with the exercise of the Option Award by Mr. Mazanderani will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Tax Effect for the Company

We do not expect to be entitled to a material tax deduction in connection with the Option Award. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant exercises a non-statutory stock option and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our Executive Chairman and other "covered employees" as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Under Section 162(m) of the Code, as most recently amended, we expect that Mr. Mazanderani always will be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Mazanderani exercises all or part of the Option Award, we will be able to take a tax deduction of only $1,000,000 with respect to his total compensation, including pursuant to his employment agreement, regardless of the amount of compensation recognized by Mr. Mazanderani from the exercise of the Option Award.

Supporting Statement of the Board

 The Company is asking shareholders to vote their shares "FOR" the approval of the Stock Option Agreement Proposal. In granting the Option Award, the Board sought to balance a variety of important objectives, including:

  Aligning Mr. Mazanderani's interests with those of the Company's shareholders by motivating him to achieve growth in the Company and its stock price;
  Encouraging Mr. Mazanderani's continued leadership and direction of the Company; and
  Linking Mr. Mazanderani's compensation to the Company's performance so that he benefits when the Company shareholders benefit.

The Board believes that it is imperative to retain Mr. Mazanderani, to incentivize him to continue his efforts to guide the Company, and to motivate Mr. Mazanderani to achieve his vision of growth for the Company's efforts.

Vote Required; Recommendation of the Board

Assuming the existence of a quorum, this Proposal 1 will be approved if the number of shares of our common stock voted in favor of this proposal exceeds the number of shares of our common stock voted in opposition to this proposal.

The Board recommends a vote FOR the Stock Option Agreement Proposal.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED STOCK INCENTIVE PLAN

We are asking you to approve an amendment to our Amended and Restated Stock Incentive Plan of Lesaka Technologies, Inc. to increase the aggregate number of shares of our common stock authorized for issuance by an additional 3,000,000 shares. In this proxy statement, we refer to the 2022 Amended and Restated Stock Incentive Plan of Lesaka Technologies, Inc. as the "2022 Plan," and we refer to the proposed amendment of the 2022 Plan that we are asking you to approve as the "Amendment". A copy of the proposed Amendment to the 2022 Plan is attached to this proxy statement as Appendix B.

Our Board approved and recommended the Amendment for approval by our shareholders on April 11, 2024.

Our Board believes it important to our continued success that we have an adequate reserve of shares available for issuance under the 2022 Plan for use in attracting, motivating and retaining qualified employees, officers, consultants and directors.

Need for Additional Shares

The 2022 Plan was most recently amended in 2022, which is the last time it was approved by shareholders. As of March 31, 2024, only 620,002 shares remain available for the annual grant cycle and beyond.

On April 11, 2024, our Board approved the amendment of the 2022 Plan, subject to shareholder approval, to increase the number of shares available for issuance by 3,000,000 shares. Our Board recommends that shareholders approve the Amendment to allow us to continue granting stock options and other stock-based awards. These awards emphasize long-term performance of our company, as measured by creation of shareholder value, and foster a commonality of interest between shareholders and employees. We believe that the Amendment is critical in enabling us to attract and retain key employees and to create effective incentives for those employees to contribute to our growth and financial success.

If the Amendment is approved, 3,620,002 new shares of common stock will be available for issuance (in addition to the shares currently available for future awards or subject to outstanding awards).

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options are a vital part of our overall compensation program. However, we recognize that equity awards dilute existing shareholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our "burn rate," to ensure that we maximize shareholders' value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

The following table shows our dilution and burn rate percentages.

	As of June 30,
	2023	2022	2021
Dilution under 2022 Plan at fiscal year end (1)	4%	2%	7%
Annual burn rate (2)	2%	4%	2%

(1) Dilution under 2022 Plan at fiscal year end is calculated as the sum of (x) shares available for grant plus (y) shares subject to outstanding equity incentive awards (stock options, restricted stock and restricted stock units) divided by our common stock outstanding, all amounts determined as of fiscal years ended June 30, 2023, 2022 and 2021. Shares of restricted stock granted are included in common stock outstanding.

(2) Annual burn rate is calculated as the gross annual dilution under the 2022 Plan, with the gross annual dilution calculated as the sum of stock options and restricted stock granted divided by our outstanding common stock at the beginning of each fiscal year end as of June 30, 2021 through 2023.

The dilution under the 2022 Plan at fiscal year end and the 3-year annual average burn rate described above may not be indicative of what the actual amounts are in the future. The Amendment does not contemplate the amount or timing of specific equity awards. The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports the company has filed with the SEC.

The Size of Our Share Reserve Request Is Reasonable

If the Amendment is approved by our shareholders, we expect to have approximately 3,620,002 shares available for grant after this meeting (based on shares available as of April 8, 2024), which we anticipate being a pool of shares sufficient for grants through September 30, 2027, and necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees.

The size of our request is also reasonable in light of the equity granted to our directors and employees over the past years. As of April 8, 2024, the fair market value of our common stock as reported on the Nasdaq Global Select Market was $3.92 per share.

Description of the 2022 Plan

Number of Shares

Shares covered by awards that expire, terminate or lapse without payment will again be available for the grant of awards under the 2022 Plan, as well as shares that are delivered to us by the holder to pay withholding taxes or as payment for the exercise price of an award, if permitted by the Remuneration Committee. The maximum number of shares for which stock options, stock appreciation rights (other than performance-based awards that are not options) may be granted during a calendar year to any participant is 600,000 shares. The shares deliverable in connection with awards granted under the 2022 Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares. To account for stock splits, stock dividends, reorganizations, recapitalizations, mergers, consolidations, spin-offs and other corporate events, the 2022 Plan requires the Remuneration Committee to equitably adjust the number and kind of shares of common stock issued or reserved pursuant to the plan or outstanding awards, the maximum number of shares issuable pursuant to awards, the exercise price for awards, and other affected terms of awards to reflect such event.

Administration

The 2022 Plan is administered by a committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The Board has designated the Remuneration Committee as the subcommittee responsible for administering the 2022 Plan.

The Remuneration Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2022 Plan and to waive any such terms and conditions at any time. Specifically, the Remuneration Committee shall have final discretion, responsibility, and authority to grant awards, determine the participants to whom and the times at which awards shall be granted; determine the type and number of awards to be granted, the number of shares to which an award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect; determine the rights of participants with respect to an award upon termination of employment or service; determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; accelerate the vesting of an award; interpret the terms and provisions of award agreements; provide for forfeiture of outstanding awards and recapture of realized gains and other realized value in such events as determined by the Remuneration Committee; grant substitute awards; and make all other determinations deemed necessary or advisable for the administration of the 2022 Plan. The 2022 Plan clarifies that, consistent with applicable Nasdaq marketplace rules, no repricing of outstanding awards may be undertaken without obtaining prior shareholder approval.

The Remuneration Committee is authorized to interpret the 2022 Plan, to establish, amend and rescind any rules and regulations relating to the plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. The Remuneration Committee also may correct any defect, supply any omission or reconcile any inconsistency in the 2022 Plan in the manner and to the extent that the Remuneration Committee deems it necessary or desirable.

The 2022 Plan authorizes the Remuneration Committee to require payment of any amount determined to be necessary to withhold for federal, state, local or other taxes resulting from the exercise, grant or vesting of an award. The 2022 Plan clarifies, however, that participants may elect to satisfy the withholding requirement by having the company withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax or such higher amount not greater than the maximum statutory total tax that could be imposed on the transaction.

Eligibility

The 2022 Plan permits grants of awards to our employees, directors and consultants. Any eligible person may be granted nonqualified stock options, but only employees may be granted incentive stock options. As of March 31, 2024, we had approximately 2,450 employees, including four executive officers and eight non-employee directors, who were eligible under the 2022 Plan.

Types of Awards

Incentive stock options, nonqualified stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and other awards based on our common stock may be granted under the 2022 Plan.

Stock Options

The 2022 Plan permits the Remuneration Committee to grant employees incentive stock options, which qualify for special tax treatment in the United States, and permits the Remuneration Committee to grant employees, directors and consultants nonqualified stock options. The Remuneration Committee establishes the duration of each stock option at the time it is granted. The maximum duration of an incentive stock option is ten years after the date of grant.

The Remuneration Committee establishes the exercise price of each stock option at the time it is granted. The exercise price of a stock option may not be less than the fair market value, as defined in the 2022 Plan, of our common stock on the date of grant. The Remuneration Committee may establish vesting and performance requirements that must be met before the exercise of stock options. Unless otherwise determined by the Remuneration Committee, stock options vest ratably, on an annual basis, over a period of three years, commencing with the first anniversary of the grant date and subject to the holder's continued service with us.

The exercise price of stock options may be paid in cash or cash equivalents by the holder. The Remuneration Committee may permit an option holder to pay the exercise price, or to satisfy withholding tax liabilities that arise upon exercise, by tendering shares of our common stock owned by the holder or by having us withhold some of the shares deliverable upon exercise of the option, with a fair market value equal to the an agreed fair value price as determined under the 2022 Plan. The Remuneration Committee may also permit a stock option holder to exercise the option by tendering a promissory note, in such form as the Remuneration Committee may specify, that bears a market rate of interest and is fully recourse.

If there is a public market for our common stock, the Remuneration Committee may permit a stock option holder to exercise all or part of the option holder's vested options through a cashless exercise procedure. Under a cashless exercise procedure, the option holder delivers irrevocable instructions to a broker to sell the shares obtained upon exercise of the option and deliver promptly to the company proceeds of the sale.

Stock Appreciation Rights

The Remuneration Committee may also grant stock appreciation rights, either alone or in tandem with stock options. Stock appreciation rights entitle their holder upon exercise to receive an amount in any combination of cash or shares of our common stock (as determined by the Remuneration Committee) equal in value to the excess of the fair market value of the shares covered by the rights over the grant price. The Remuneration Committee may also grant limited stock appreciation rights that are exercisable upon the occurrence of specified contingent events. Such awards may provide for a different method of determining appreciation, specify that payment must be made only in cash, or provide that any related awards are not exercisable while such limited stock appreciation rights are exercisable. No stock appreciation right may have a term longer than ten years' duration under the 2022 Plan. In contrast, the existing terms of the 2022 Plan do not include a term limit on stock appreciation rights.

Other Stock-Based Awards

The 2022 Plan also permits the Remuneration Committee to grant awards that are valued by reference to, or otherwise based on the fair market value of, our common stock, including but not limited to restricted stock, restricted stock units and performance shares. The Remuneration Committee determines the form of award and the conditions to which awards are subject, including the satisfaction of performance goals, the completion of periods of service, or the occurrence of events. Stock-based awards may be granted alone or in conjunction with any other award granted under the 2022 Plan.

Transferability

Unless otherwise determined by the Remuneration Committee, no award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or (subject to the consent of the Remuneration Committee) pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. The Remuneration Committee may determine to permit a participant or a permitted transferee to transfer an award (other than an Incentive Stock Option) to any one or more permitted transferees subject to certain terms and conditions.

Amendment

The Board may amend the 2022 Plan at any time, provided that no amendment may be made without the consent of an affected award holder that diminishes the rights of the holder, except that the Board may amend the plan in any manner it deems necessary for awards to meet the requirements of the Code or other applicable laws.

No amendment to the 2022 Plan may be made without the approval of shareholders if the amendment would increase the total number of shares reserved for issuance under the plan or change the maximum number of shares for which awards may be granted to participants, except for such changes in accordance with the plan's adjustment provisions described above.

Plan Term

Under the 2022 Plan, no award may be granted after September 7, 2032, but awards granted before that date may extend beyond that date.

United States Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences relating to the 2022 Plan is based on present U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal tax laws. Participants may also be subject to certain state and local taxes and non-United States taxes, which are not described below.

When a nonqualified stock option is granted, there are generally no United States income tax consequences for the option holder or our company at that time. When a nonqualified stock option is exercised, the option holder generally recognizes compensation equal to the excess, if any, of the fair market value of the underlying shares on the exercise date over the exercise price. Our company or its subsidiary that employs the stock option holder may be entitled to a deduction equal to the compensation recognized by the stock option holder.

When an incentive stock option, within the meaning of Section 422 of the Code, is granted, there are no United States income tax consequences for the option holder or our company at that time. Generally, when an incentive stock option is exercised, the option holder does not recognize income and we do not receive a deduction. The incentive stock option holder, however, must treat the excess, if any, of the fair market value of the shares on the exercise date over the exercise price as an item of adjustment for purposes of the alternative minimum tax.

If an incentive stock option holder disposes of the shares after holding them for at least two years after the incentive stock option was granted and one year after the option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain to the option holder. Our company or its subsidiary is not entitled to a deduction.

If the stock option holder makes a "disqualifying disposition" of the shares by disposing of the shares before satisfying the holding periods described above, the option holder generally recognizes compensation income equal to the excess, if any, of (1) the fair market value of the shares on the exercise date, or, if less, the amount received on the disposition, over (2) the exercise price. Our company or its subsidiary may be entitled to a deduction equal to the compensation recognized by the stock option holder.

When a stock appreciation right is granted, there are no U.S. federal income tax consequences for the participant or our company at that time. When a stock appreciation right is exercised, the participant generally recognizes compensation equal to the cash and/or the fair market value of the shares received on exercise. Our company or its subsidiary may be entitled to a deduction equal to the compensation recognized by the participant.

In general, other types of awards that may be issued under the 2022 Plan are taxable to the holder upon receipt, except that awards of restricted stock are taxable to the holder on the date the shares vest or become transferable, or on the date of receipt if the holder makes an election under Section 83(b) of the Code. Our company or its subsidiary may be entitled to a deduction equal to the compensation recognized by the participant receiving other stock-based awards, including restricted stock awards.

Income Tax Consequences in Other Jurisdiction

In general, in other jurisdictions in which we operate (primarily South Africa), awards issued under the 2022 Plan are taxable to the holder upon vesting of the award, as that term is used under local income tax legislation. Our subsidiaries may be entitled to a deduction equal to the grant date fair value of the awards issued.

Additional benefits

The benefits or amounts that will be received by or allocated to our executive officers, non-employee directors and employees under the 2022 Plan are not determinable because the 2022 Plan does not provide for set benefits or amounts, or objective criteria for determining the compensation thereunder with regard to any participants, and we have not approved any awards that are conditioned on shareholder approval of this proposal.

Vote Required; Recommendation of the Board

Assuming the existence of a quorum, this Proposal 2 will be approved if the number of shares of our common stock voted in favor of this proposal exceeds the number of shares of our common stock voted in opposition to this proposal.

The Board recommends a vote FOR the amendment of the 2022 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of April 8, 2024, information about beneficial ownership of our common stock by:

  each person or group of affiliated persons who or which, to our knowledge, owns beneficially more than 5% of our outstanding shares of common stock;
  each of our current directors and named executive officers; and
  all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 62,343,444 shares of common stock outstanding as of April 8, 2024. All shares of common stock, including that common stock underlying stock options that are presently exercisable or exercisable within 60 days after April 8, 2024 (which we refer to as being currently exercisable) by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by such person, except to the extent applicable law gives spouses shared authority.

Except as otherwise noted, each shareholder's address is c/o Lesaka Technologies, Inc., President Place, 4th Floor, Corner of Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

Name	Shares of Common Stock Beneficially Owned
	Number	%
Antony C. Ball	-	-
Nonkululeko N. Gobodo	-	-
Javed Hamid	-	-
Steven J. Heilbron(1)	750,000	1.20%
Naeem Kola(2)	342,088	*
Lincoln C. Mali(3)	369,611	*
Ali Mazanderani(4)	322,476	*
Chris Meyer(5)	931,107	1.49%
S. Venessa Naidoo	-	-
Monde Nkosi	-	-
Kuben Pillay	-	-
Ekta Singh-Bushell	7,000	-
Value Capital Partners (Pty) Ltd (6)	14,670,700	23.53%
IFC Investors and Related Entities(7)	7,366,866	11.82%
The Goldman Sachs Group, Inc.(8)	4,997,469	8.02%
Morgan Stanley(9)	5,252,317	8.42%
Directors and Executive Officers as a Group(10)	2,722,282	4.37%
__________________________________

 *Less than one percent

(1) Comprises (i) 300,000 shares of common stock; and (ii) 450,000 shares of restricted stock, the vesting of which is subject to the satisfaction of time-based vesting conditions.

(2) Comprises (i) 126,262 shares of common stock; and (ii) 215,826 shares of restricted stock, the vesting of which is subject to the satisfaction of certain time-based vesting conditions.

(3) Comprises (i) 79,934 shares of common stock; and (ii) 289,677 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(4) Comprises 322,476 shares of common stock.

(5) Comprises (i) 178,194 shares of common stock; (ii) 183,760 shares of common stock held by a trust, settled by a relative of Mr. Meyer and of which he is a beneficiary, and (iii) 569,153 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(6) According to Amendment No. 6 to Schedule 13D/A filed by VCP with the SEC on November 18, 2022, VCP has sole voting and dispositive power over these securities. VCP's business address is 173 Oxford Road, 8th Floor, Rosebank, Gauteng, 2196, South Africa. Antony C. Ball is the non-executive chairman and Monde Nkosi is an executive director of VCP.

(7) According to Amendment No. 2 to Schedule 13D/A filed by the IFC Investors and related entities with the SEC on August 19, 2022: (a) International Finance Corporation ("IFC") beneficially owns an aggregate of 2,267,239 common shares as to which it has sole voting and dispositive power, (b) IFC African, Latin American and Caribbean Fund, LP ("ALAC") beneficially owns an aggregate of 2,781,615 common shares as to which it has shared voting and dispositive power, (c) IFC African, Latin American and Caribbean Fund (GP) LLC ("ALAC GP") beneficially owns an aggregate of 2,781,615 common shares as to which it has shared voting and dispositive power, (d) IFC Financial Institutions Growth Fund, LP ("FIG") beneficially owns an aggregate of 2,318,012 common shares as to which it has shared voting and dispositive power, and (e) IFC FIG Fund (GP), LLP ("FIG GP") beneficially owns an aggregate of 2,318,012 common shares as to which it has shared voting and dispositive power. Each of ALAC, a United Kingdom limited partnership, and FIG, a United Kingdom limited partnership, is primarily engaged in the business of investing in securities. ALAC GP, a Delaware limited liability company, is primarily engaged in the business of serving as the general partner of ALAC. FIG GP, a United Kingdom limited liability partnership, is primarily engaged in the business of serving as the general partner of FIG. Each of ALAC and FIG are funds managed by IFC Asset Management Company LLC, a wholly-owned subsidiary of IFC, that invests third party capital in conjunction with IFC investments. The business address of the aforementioned entities is 2121 Pennsylvania Avenue, Washington, D.C. 20433.

(8) According to Amendment No. 2 to Schedule 13G filed by The Goldman Sachs Group, Inc. ("Goldman Sachs") with the SEC on February 7, 2024, Goldman Sachs has shared voting and dispositive power over these securities. Goldman Sachs's business address is 200 West Street, New York, NY 10282.

(9) According to Amendment No. 2 to Schedule 13G filed by Morgan Stanley with the SEC on February 8, 2024, Morgan Stanley has shared voting and dispositive power over these securities. Morgan Stanley's business address is 1585 Broadway, New York, NY 10036.

(10) Represents shares beneficially owned by our directors and executive officers as a group. Includes 1,524,656 shares of restricted stock, the vesting of which is subject to certain conditions discussed above.

ADDITIONAL INFORMATION

Shareholder Proposals and Director Nominations for the 2024 Annual Meeting

Qualified shareholders who wish to have proposals presented at the 2024 annual meeting of shareholders must deliver them to us by June 4, 2024 in order to be considered for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act. Shareholders who intend to present an item of business for our 2024 annual meeting of shareholders (other than a proposal presented for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8) must provide notice of such business to us by June 4, 2024, as set forth more fully in Section 2.08 of our Amended and Restated By-Laws. Shareholders who wish to nominate one or more persons for election as directors must provide notice of such nominations to us by June 4, 2024, as set forth more fully in Section 4.16 of our Amended and Restated By-Laws. All proposals and nominations must be delivered to us at our principal executive offices at P.O. Box 2424, Parklands 2121, South Africa.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of these proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to 30 days before the mailing of proxy materials, which typically are mailed in early October of each year, by notifying us in writing at: Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, Attention: Lesaka Technologies, Inc. Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

Other Matters

The Board knows of no other matters that will be presented for consideration at the meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors, Kuben PillayLead Independent Director
April 12, 2024

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

Appendix A - Option Award Agreement

LESAKA TECHNOLOGIES INC.

STOCK OPTION AGREEMENT

Lesaka Technologies Inc., a Florida corporation (the "Company") has granted to the Employee named below (the "Employee"), effective as of the Grant Date specified below, an option (the "Option") to purchase certain shares of common stock, par value $0.001 per share, of the Company (the "Shares") upon the terms and conditions set forth in this Stock Option Agreement (the "Agreement") and the additional provisions included in Exhibit A hereto, titled "Additional Provisions of Stock Option Agreement" (the "Additional Provisions"), the provisions of which are incorporated into this Agreement. By signing this Agreement, the Employee: (a) acknowledges he has read this Agreement, (b) accepts the Option subject to all of the terms and conditions of this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement and (d) agrees and acknowledges that the Option shall be cancelled without the requirement for any further action if not approved by the Company's stockholders at the Company's Special Stockholders' meeting (the "Meeting") called for purposes of approving the Option. For purposes of this Agreement, actions and determinations to be made by the Company may be made by the Board of Directors of the Company or by such committee or delegate as may be appointed by the Board of Directors from time to time (the "Committee") in its sole discretion, as applicable, and the decisions, interpretations and actions of the Committee shall be final and conclusive on all parties.

Name of Employee:	Ali Mazanderani
Grant Date:	June 3, 2024
Aggregate Number of Option Shares:	4,000,000
Exercise Price:	See "Table 1. Shares by Exercise Price." below.
Option Expiration Date:	January 31, 2029

Table 1. Shares by Exercise Price.

Number of Shares subject to Option	Exercise Price per Share
1,000,000	US$6.00
1,000,000	US$8.00
1,000,000	US$11.00
1,000,000	US$14.00

For clarity, as used in this Agreement, the term "exercise" means to acquire ownership of Shares which are the subject of the Option in accordance with the terms of this Agreement. The Option may be exercised, in whole or in part, during the Exercise Period, provided that the Employee is continuously employed as Executive Chair from February 1, 2024 to January 31, 2026 (the "Vesting Condition"), pursuant to that certain Employment Agreement with the Company dated December 4, 2023 (the "Employment Agreement"). In no event shall the Option be exercisable after the Option Expiration Date. The "Exercise Period" shall begin on the earlier to occur of (i) the date of Employee's termination of Service for death or Disability (as defined below) so long as the Vesting Condition has been satisfied as of such date or (ii) January 31, 2028 and shall end on the Option Expiration Date; provided, however, that the Company's stockholders have previously approved the Option at the Meeting.  For avoidance of doubt, there shall be no exercise period if the Employee is not continuously employed as Executive Chair from February 1, 2024 through January 31, 2026 for any reason.

1. Definitions and Construction.

Unless otherwise defined in this Agreement, capitalized terms have the meanings ascribed to them in the Additional Provisions. The captions and titles contained in this Agreement are for convenience only and do not affect the meaning or interpretation of any provision of this Agreement.

2. Tax Consequences.

This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code. This Option will be subject to the tax laws of the country or jurisdiction in which the Employee is a tax resident or is otherwise subject to taxation.

3. Exercise of the Option.

3.1 Discretionary Exercise. The Option shall be exercisable in the discretion of the Employee prior to termination of the Option in an amount not to exceed the number of Shares for which the Option is then exercisable less the number of Shares previously acquired upon exercise of the Option. Exercise of the Option shall be by means of electronic or written notice (the "Exercise Notice") in a form authorized by the Company which states the Employee's election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to the Employee's investment intent with respect to such Shares as may be required pursuant to the provisions of this Agreement, the Additional Provisions or by applicable law. Further, each Exercise Notice must be (a) signed or otherwise authenticated by the Employee in a manner acceptable to the Company, (b) received by the Company or the Company's authorized representative, in a manner acceptable to the Company, prior to the termination of the Option as set forth in Section 5 of this Agreement, and (c) accompanied by full payment of the relevant aggregate Exercise Price for the number of Shares being purchased. The Option exercise will be effective upon receipt by the Company or the Company's authorized representative of such electronic or written Exercise Notice and the relevant aggregate Exercise Price. Notwithstanding the foregoing, if at any time the Company determines that the delivery of Shares under the Additional Provisions or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise the Option or receive Shares pursuant to the Option shall be suspended until the Company determines that such delivery is lawful.

3.2 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the relevant aggregate Exercise Price for the number of Shares for which the Option is being exercised may be made (i) in cash (US dollars) or cash equivalent acceptable to the Company (including offset against US dollars, if any, owed by the Company to the Employee as of the date of exercise), (ii) if permitted by the Company, by tender to the Company, or attestation to the ownership, of whole Shares owned by the Employee, including Shares deliverable upon exercise of the Option, (iii) by means of a Cashless Exercise, as defined in Section 3.2(b) of this Agreement, (iv) by any other means acceptable to the Company, or (v) by any combination of the foregoing as may be permitted by the Company, in its sole discretion. Shares tendered in payment of the Exercise Price will be valued at their Fair Market Value (as defined in the Additional Provisions) as of the date that the exercise occurs.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would violate any law, regulation or agreement restricting the redemption of the Company's stock.

(ii) Cashless Exercise. A "Cashless Exercise" means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company. The Company reserves the sole and absolute right to establish, decline, suspend or terminate any such program or procedure, including with respect to the Employee notwithstanding that such program or procedures may be available to others.

3.3 Company-Assisted Sales of Shares; Grant of Power of Attorney for Sale of Shares. The Employee acknowledges that he or she has been advised that it may be impracticable for the Employee on his or her own to sell, or to arrange for a sale through a broker or otherwise of the Shares acquired upon exercise of the Option. Therefore, the Company expects to assist the Employee in this regard by facilitating the sale of Shares obtained through the exercise of the Option, with the method and timing of such sales to be determined by the Executive Committee of the Company, although the Company has no obligation to do so. However, in the event that the Company does attempt to facilitate any such Share sale, the Company does not represent to the Employee that such sale will be completed, or if it is completed, that Shares will be sold at any particular price or require any particular level of brokerage commissions. The Employee hereby irrevocably constitutes and appoints the Company's chief financial officer or successor, each with full power and authority to act together or alone in any matter hereunder and with full power of substitution, the true and lawful attorneys-in-fact of the Employee (individually an "Attorney" and collectively the "Attorneys"), with full power and authority in the name of, for and on behalf of, the Employee with respect to all matters arising in connection with the sale of the Shares acquired upon the exercise of the Option, including, but not limited to, the power and authority on behalf of the Employee to take any and all of the following actions: (i) to sell such Shares (to be represented by stock option exercise forms executed by the Attorneys) through a broker, including a transaction in which the broker will act as a principal, at a purchase price per Share as determined by negotiation between the Company, the Attorneys and the broker and to complete, execute and deliver a stock power in relation to the sale of the Shares; (ii) to execute and deliver any document that may be required in connection with the exercise of the Option and deliver the relevant aggregate Exercise Price and applicable withholding taxes to the Company on behalf of the Employee; (iii) on behalf of the Employee, to make representations and warranties and enter into appropriate agreements to effect the sale of such Shares; (iv) to instruct the Company's transfer agent as the Attorneys shall determine on all matters pertaining to the delivery and custody of certificates for such Shares; (v) to incur or authorize the incurrence of any necessary or appropriate expense in connection with the sale of such Shares; (vi) if necessary, to endorse (in blank or otherwise) on behalf of the Employee the certificate(s) representing such Shares and a stock power or powers attached to such certificate(s); and (vii) to sign such other certificates, documents and agreements and take any and all other actions as the Attorneys may deem necessary or desirable in connection with the consummation of the transactions contemplated by the power of attorney granted under this Section 3.3. Each Attorney may act alone in exercising the rights and powers conferred on the Attorneys.

Each Attorney is hereby empowered to determine in his sole discretion the time or times when, the purpose for and the manner in which any power herein conferred upon him shall be exercised, and the conditions, provisions or covenants of any instrument or document which may be executed by him pursuant hereto. The power of attorney granted under this Section 3.3 is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of the Employee or by operation of law, whether by the death, disability or incapacity of the Employee or by the occurrence of any other event or events. It is understood that the Attorneys assume no responsibility or liability for any aspect of offering or selling any Shares acquired upon exercise of the Option and shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Attorneys' own gross negligence, willful misconduct or bad faith. It is understood that the Attorneys, in acting pursuant to this power of attorney, are not acting in a fiduciary capacity on behalf of the Employee and are not required to, nor will they necessarily, obtain the best available price or the lowest possible fee or commission when negotiating or otherwise facilitating any sale of Shares pursuant to this power of attorney. The power of attorney granted under this Section 3.3 shall be binding upon the Employee and the Employee's heirs, legal representatives, distributees, successors and assigns.

3.4 Tax and/or Social Insurance Withholding. At the time any withholding is required by applicable law, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll and any other amounts payable to the Employee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax and social insurance withholding obligations of the Company or its affiliate, if any, which arise in connection with the Option. The Company shall have no obligation to deliver Shares until the tax and social insurance withholding obligations of the Company or its affiliate have been satisfied by the Employee. The Company may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any tax and social insurance withholding obligation which may arise in connection with the Option either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned Shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

3.5 Certificate Registration. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the shares are transferable without restriction and, thereafter, the Company shall either issue and deliver to the Employee one or more certificates in the name of the Employee for that number of Shares purchased by the Employee or provide for uncertificated, book entry issuance of those Shares.

3.6 Restrictions on Issuance of Shares. The issuance of Shares upon exercise are subject to compliance with all applicable requirements of U.S. federal, state, local or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would violate any applicable laws or regulations, or any requirement of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933 (the "Securities Act") shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE EMPLOYEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE EMPLOYEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS THEN EXERCISABLE.

The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Employee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

4. Nontransferability of the Option.

During the lifetime of the Employee, the Option shall be exercisable only by the Employee or the Employee's guardian, legal representative or attorney-in-fact. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Employee or the Employee's beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Employee, to the extent provided in Section 6 of this Agreement, the Option may be exercised by the Employee's legal representative or by any person empowered to do so under the deceased Employee's will or under the then-applicable laws of descent and distribution.

5. Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business at the Company's principal executive office on the Option Expiration Date, (b) the date specified in Section 6 of this Agreement in the event of the termination of the Employee's employment or other service with the Company (such employment or other service with the Company referred to hereafter as "Service"), or (c) the occurrence of an event described in Section 2 of the Additional Provisions, to the extent determined by the Company.

6. Effect of Termination of Service or Change in Control

6.1 Termination of Employment. To the extent the Vesting Condition has not already occurred, the Option shall terminate immediately upon the Employee's termination of employment with the Company and its affiliates. To the extent the Vesting Condition has occurred on the date such employment terminates, the Option may be exercised during the remainder of the Exercise Period. The treatment of the Option on a change in control is governed by Section 6 of the Additional Provisions.

6.2 Disability. If the Employee's Service terminates because of the Employee's Disability (as defined below), and the Vesting Condition has occurred as of the date of Employee's Disability, the Option shall be exercisable for the remainder of the Exercise Period. Any remaining unexercised portion of the Option shall terminate upon the Option Expiration Date. For purposes of this Agreement, "Disability" means the inability of the Employee to perform in all material respects the Employee's duties and responsibilities to the Company, or any affiliate of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Company may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Company and the Employee (or the Employee's representative) shall furnish the Company with medical evidence documenting the Employee's disability or infirmity which is satisfactory to the Company.

6.3 Death. If the Employee's Service terminates because of the death of the Employee, and the Vesting Condition has occurred as of the date of Employee's death, the Option shall be exercisable, by the Employee's legal representative or other person who acquired the right to exercise the Option by reason of the Employee's death, for the remainder of the Exercise Period. Any remaining unexercised portion of the Option shall terminate upon the expiration Option Expiration Date.

6.4 Other Termination of Service. If the Employee's Service terminates for any reason that does not result in the Vesting Condition being met, the Option shall terminate immediately on the date the Employee's Service terminates.

7. Rights as a Stockholder, Director, Employee or Consultant.

The Employee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued. The Employee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or an affiliate and the Employee, the Employee's employment is "at will" and is for no specified term. Nothing in this Agreement or the Additional Provisions shall confer upon the Employee any right to continue in the Service of the Company or an affiliate or interfere in any way with any right of the Company or an affiliate to terminate the Employee's service as a director, an employee or consultant, as the case may be, at any time, subject to the terms of the Employment Agreement.

8. Legends.

The Company may at any time place legends referencing any restrictions on transfer and any applicable U.S. federal, state, or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Agreement. The Employee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to the Option in the possession of the Employee in order to carry out the provisions of this Section.

9. Miscellaneous Provisions.

9.1 Reservation of Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, a number of authorized but unissued Shares deliverable upon the exercise of this Option sufficient to enable it at any time to fulfill all its obligations hereunder.

9.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

9.3 Binding Effect; Parties; Entire Agreement. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is between the Employee and the Company. This Agreement shall constitute the entire understanding and agreement of the Employee and the Company with respect to the subject matter contained in this Agreement and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Employee and the Company with respect to such subject matter. To the extent contemplated in this Agreement, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

9.4 Termination or Amendment. The Company may terminate, amend or suspend the Option at any time; provided, however, that except as provided in Section 5 of the Additional Provisions, no such termination or amendment may adversely affect the Option or any unexercised portion of the Option without the consent of the Employee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

9.5 Delivery of Documents and Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon electronic delivery at the e-mail address, if any, provided for the Employee by the Company, or, upon deposit with an internationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in this Agreement or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. This Agreement, the Additional Provisions and any reports of the Company provided generally to the Company's stockholders may be delivered to the Employee electronically. In addition, if permitted by the Company, the Employee may deliver electronically the Exercise Notice called for by Section 3 of this Agreement to the Company or to such third party as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering this Agreement, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Employee consents to the electronic delivery of this Agreement and any reports of the Company provided generally to the Company's stockholders and, if permitted by the Company, the electronic delivery of the Exercise Notice. The Employee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing. The Employee further acknowledges that the Employee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Employee understands that the Employee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Employee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Employee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Employee understands that he or she is not required to consent to electronic delivery of documents.

9.6 Applicable Law. This Agreement shall be governed by the laws of the State of Florida as such laws are applied to agreements between Florida residents entered into and to be performed entirely within the State of Florida.

9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 No Future Entitlement. By execution of this Agreement, the Employee acknowledges and agrees that: (i) the grant of an option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or compensation in lieu of options; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the maximum number of shares subject to each option and the exercise price, will be at the sole discretion of the Company; (iii) the value of the Option is outside the scope of the Employee's employment contract; (iv) the value of the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (v) the vesting of the Option ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) if the underlying stock does not increase in value, this Option will have no value, nor does the Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if the Option does not increase in value and the Employee irrevocably releases the Company from any such claim that does arise. Neither this Agreement nor any provision thereunder shall be construed so as to grant the Employee any right to remain in the Service of the Company.

9.9 Personal Data. For the exclusive purpose of implementing, administering and managing the Option, the Employee by execution of this Agreement, consents to the collection, receipt, use, retention and transfer, in electronic or other form, of his or her personal data by and among the Company and its third party vendors. The Employee understands that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, job and payroll location, data for tax withholding purposes and Shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Option and the Employee expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). The Employee understands that these recipients may be located in the Employee's country or elsewhere, and that the recipient's country may have different data privacy laws and protections than the Employee's country. The Employee understands that data will be held only as long as is necessary to implement, administer and manage the Option. The Employee understands that he or she may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company's legal department representative. The Employee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to accept an Option.

9.10 The Company's Rights. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.11 Adjustments for Corporate Transactions and Other Events. Adjustments for corporate transactions and other events will be governed under the Additional Provisions.

9.12 Coordination of Additional Provisions. The Additional Provisions apply in addition to the provisions set forth in the Agreement. Any conflict between the Agreement and the Additional Provisions shall be resolved in accordance with the terms of the Additional Provisions. In the event of any matters as to which this Agreement is silent, the Additional Provisions shall govern.

LESAKA TECHNOLOGIES INC .		EMPLOYEE

By: _______________________________________________________
Signature
Its: _______________________________________________________
Date
Address: President Place ____________________________________________________________
4th Floor	Address
Johannesburg 2196
South Africa

Nonstatutory Stock Option	Employee:

Date:

STOCK OPTION EXERCISE NOTICE

Lesaka Technologies Inc.

Attention: Chief Financial Officer

President Place

4th Floor

Johannesburg 2196

South Africa

Ladies and Gentlemen:

 1. Option. I was granted an option (the "Option") to purchase shares of the common stock (the "Shares") of Lesaka Technologies Inc. (the "Company") pursuant to my Stock Option Agreement (the "Agreement") as follows:

Grant Date:

Number of Option Shares:

Exercise Price per Share:	US$

 2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares in accordance with the Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Price per Share)	US$

 3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Agreement:

☐ Cash:	US$

☐ Check:	US$

☐ Tender of Company Stock:	Contact Company

 4. Tax and Social Insurance Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax and social insurance withholding obligations, if any, of the Company or its affiliate in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Company for amount of tax due.)

☐ Cash:	US$

☐ Check:	US$

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 5. Employee Information.

My address is:

 ___________________________________________________________________

My Tax Identification Number is: _____________________________________________

 6. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Agreement, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

 I understand that I am purchasing the Shares pursuant to the terms of my Agreement, a copy of which I have received and carefully read and understand.

Very truly yours,

____________________________________

(Signature)

Receipt of the above is hereby acknowledged.

LESAKA TECHNOLOGIES INC.

By: ________________________________________

Title: ______________________________________

Dated:

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EXHIBIT A

ADDITIONAL PROVISIONS OF STOCK OPTION AGREEMENT

1) Definitions. Wherever the following capitalized terms are used in the Agreement, they shall have the respective meanings set forth below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

Board: The Board of Directors of the Company.

Company: Lesaka Technologies Inc.

Fair Market Value: A price that is based on either of the opening, closing, high, low, or average selling prices of Shares reported on the NASDAQ Global Select Market or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, an average of trading days or on any other basis consistent with the requirements of the stock rights exemption under Section 409A of the Code using actual transactions involving Shares, as determined by the Committee in its discretion. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

Subsidiary: With reference to the Company, a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

Tax Obligations. Any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including Employee's Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or other payment of tax-related items related to the Option and legally applicable to Employee, (ii) Employee's and, to the extent required by the Company, the Company's fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Company taxes the responsibility for which Employee has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder).

2) Term of Option. The Option awarded by the Agreement may be exercised only within the term specified in the Agreement and may be exercised during such term only in accordance with the terms and conditions of the Agreement. In the event that the Company's stockholders (a) do not approve the Option within twelve months following the Grant Date, or (b) vote upon the Option at any meeting of the Company's stockholders and do not approve the Option by the requisite vote, in each case in accordance with the applicable rules of the Nasdaq Stock Market LLC (or other primary stock exchange or national market system on which the Shares trade), the Option automatically will be forfeited as of such date and Employee shall have no further rights to the Option or any Shares underlying the option. In no event may the Option or any portion thereof be exercised before the Company's stockholders approve the Option, notwithstanding any vesting of all or a portion of the Option prior to such stockholder approval.

3) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Agreement in assumption of, or in substitution for, the outstanding Option previously granted by the Company or its Subsidiaries and Affiliates or a company acquired by the Company or its Subsidiaries or Affiliates or with which such entity combines, on such terms as the Committee in good faith determines to be equitable under the circumstances.

4) Trading Policy Restrictions; Clawback Policy. The Option issued under the Agreement and any shares issued thereby shall be subject to the Company's insider trading policies and procedures, as in effect from time to time; and shall be subject to the Company's clawback policy, as in effect from time to time. Employee acknowledges that he has received current copies of both (i) the Company's insider trading policies and procedures and (ii) the Company's clawback policy.

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5) Adjustments Upon Certain Events.

a) Subject to Section 6 below, if, as a result of any:

reorganization,

recapitalization,

reclassification,

stock dividend,

stock split,

reverse stock split, or

other similar change in the Company's capital stock,

the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in:

i) the maximum number of Shares that may be issued under the Agreement,

ii) the number and kind of Shares or other securities subject to the Agreement,

iii) the exercise prices for each Share subject to the Option subject to the Agreement, without changing the relevant aggregate exercise price (i.e., the relevant exercise price multiplied by the number of shares subject to the Agreement) as to the Option as remains exercisable.

The Committee shall also make equitable or proportionate adjustments in the number of Shares subject to the Option and the exercise price and the terms of the Option to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

The adjustment by the Committee shall be final, binding and conclusive.

6) Change in Control.

a) In the case of and subject to the consummation of a Change in Control, the parties to such transaction thereto may cause the assumption or continuation of the Option theretofore granted by the successor entity, or the substitution of the Option with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of the Option, upon the effective time of the Change in Control, the Agreement and the Option granted hereunder shall terminate. In such case, the Option shall become fully vested and exercisable as of the effective time of the Change in Control in the Committee's discretion. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Employee holding the Option, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the sale price multiplied by the number of Shares subject to the Option (to the extent then exercisable at prices not in excess of the sale price) and (B) the relevant aggregate exercise price of the Option (provided that, in the case of the Option having an exercise price equal to or greater than the sale price, the Option shall be cancelled for no consideration); or (ii) the Employee shall be permitted, within a specified period of time prior to the consummation of the Change in Control as determined by the Committee, to exercise the Option (to the extent then exercisable) held by Employee.

b) For purposes of the Agreement, a "Change in Control" of the Company shall mean: the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company or a bona-fide financing of the Company), unless the Company's stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change in Control hereunder); or a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have under this Section 6 occurred solely because (1) the Company, (2) an Affiliate or Initial Shareholders, (3) any one or more members of executive management of the Company or its subsidiaries, (4) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate or (5) any combination of the Persons referred to in the preceding clauses (1) through (4) becomes the actual or beneficial owner (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) of 50% or more of the Voting Securities of the Company. As used in this Section 6, the following terms shall have the meanings set forth below:

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i) "Initial Shareholders" means the stockholders of the Company immediately prior to any transaction which may constitute a Change in Control.

ii) "Person" means any individual, corporation, partnership, group, association or other "person," as such term is used in section 14(d) of the Exchange Act.

iii) "Voting Securities" means, with respect to any Person, any securities entitled to vote (including by the execution of action by written consent) generally in the election of directors of such Person (together with direct or indirect options or other rights to acquire any such securities).

7) Additional Conditions to the Option. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the SEC or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority (together, the "Issuance Requirements") is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Employee (or Employee's estate) hereunder, such purchase or issuance will not occur unless and until such Issuance Requirements will have been completed, effected or obtained free of any conditions not acceptable to the Company. Shares will not be issued pursuant to the exercise of the Option unless the exercise of the Option and the issuance and delivery of such Shares will comply with applicable laws and, to the extent the Company determines to be appropriate, will be further subject to the approval of counsel for the Company with respect to such compliance.

8) Tax Obligations. Employee acknowledges that, regardless of any action taken by the Company, the ultimate liability for any Tax Obligations is and remains the Employee's responsibility and may exceed the amount actually withheld by the Company. The Employee further acknowledges that the Company (A) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Employee's liability for Tax Obligations or achieve any particular tax result. Further, if the Employee is subject to Tax Obligations in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Employee acknowledges that the Company may be required to withhold or account for Tax Obligations in more than one jurisdiction. If the Employee fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, the Employee acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

9) Section 409A. In the event the Option provides for "nonqualified deferred compensation" within the meaning of Section 409A, the Option shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under the Agreement is payable upon a "separation from service" (within the meaning of Section 409A) to the Employee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Employee's separation from service, or (ii) the Employee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of the Option may not be accelerated except to the extent permitted by Section 409A.

10) Committee Authority. The Committee has the power and authority to construe and interpret the Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the Option or a portion thereof has vested and whether any Change in Control has occurred). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Agreement.

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11) Agreement Severable. In the event that any provision in the Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Agreement.

12) Modifications to the Agreement. The Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he is not accepting the Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Agreement, the Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Code Section 409A or otherwise to avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option.

13) No Waiver. Either party's failure to enforce any provision or provisions of the Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of the Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

14) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Agreement, or the Employee's acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with the Employee's own tax, legal and financial advisors regarding the Agreement before taking any action related to the Agreement.

15) Leave of Absence. Unless the Committee provides otherwise, vesting of the Option will be suspended during any unpaid leave of absence.

16) Limitation on Repricing. Unless such action is approved by the Company's stockholders, the Company may not (except as provided in the Agreement and these Additional Provisions): (1) amend the Option granted under the Agreement to provide an exercise price per share that is lower than the then-current relevant exercise price per share of the Option, as applicable; (2) cancel the Option and grant in substitution new options under the Agreement covering the same or a different number of Shares and having an exercise price per share lower than the then-current relevant exercise price per share of the cancelled Option; (3) cancel in exchange for a cash payment the Option with an exercise price per share above the then-current Fair Market Value of the Shares (valued in the manner determined by (or in the manner approved by) the Committee); or (4) take any other action under the Agreement that constitutes a "repricing" within the meaning of the rules of the Nasdaq Global Market or any other exchange or marketplace on which the Shares are listed or traded.

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Appendix B -Plan Amendment

AMENDMENT TO THE 2022 AMENDED AND RESTATED STOCK INCENTIVE PLAN OF LESAKA TECHNOLOGIES, INC.

THIS AMENDMENT (this "Amendment") to the 2022 Amended and Restated Stock Incentive Plan of Lesaka Technologies, Inc., as amended from time to time, (the "Plan") is adopted by the Board of Directors (the "Board") of Lesaka Technologies, Inc., a Florida corporation (the "Company"), on April 11, 2024, effective as of the date that the Amendment is approved by the Company's stockholders (the "Amendment Date"). Any capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

WHEREAS, pursuant to Section 13 of the Plan, the Board may at any time revise or amend the Plan, provided that no amendment to the Plan will be made without the approval of the Company's shareholders if such amendment would increase the aggregate number of Shares that may be issued under the Plan; and

WHEREAS, the Board has determined to amend the Plan in the manner set forth below, subject to approval by the shareholders.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the shareholders:

1. The first sentence of Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

"Total Shares. The total number of Shares which may be issued under the Plan, measured from the Effective Date, is 16,552,580 (which includes an additional 3,000,000 Shares approved as of June 3, 2024)."

2. This Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.

3. This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Florida without reference to its principles of conflicts of law.

4. Except as amended above, the Plan shall remain in full force and effect.

B-1

LESAKA TECHNOLOGIES, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03ZEOD

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — LESAKA TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is solicited on behalf of the Board of Directors of Lesaka Technologies, Inc. for the Special Meeting of Shareholders to be held on June 3, 2024. The undersigned appoints Ali Mazanderani and Naeem E. Kola, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Lesaka Technologies, Inc. which the undersigned may be entitled to vote at the Special Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR proposals 1 and 2.

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE OR MAIL TO:

Proxy Services
c/o Computershare
PO Box 43017
Providence, RI 02940-3017

(Please Sign on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

LESAKA TECHNOLOGIES, INC. VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card for Shareholders Registered on South African Branch Register

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03ZEOD

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy for Shareholders Registered on South African Branch Register

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This South African proxy is solicited on behalf of the Board of Directors of Lesaka Technologies, Inc. for the Special Meeting of Shareholders to be held on June 3, 2024. The undersigned appoints Ali Mazanderani and Naeem E. Kola, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Lesaka Technologies, Inc. which the undersigned may be entitled to vote at the Special Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this South African proxy.

This South African proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR proposals 1 and 2.

This South African proxy must be lodged, posted or emailed to JSE Investor Services (Proprietary) Limited (using the contact details below), so as to reach them by 16:00 (SA time) on May 30, 2024. South African shareholders that have already dematerialized their shares through a CSDP or broker, other than with own-name registration, should not complete this South African proxy. Instead, they should provide their CSDP or broker with their voting instructions or, alternatively, they should inform their CSDP or broker of their intention to attend the Annual Meeting in order for their CSDP or broker to be able to issue them with the necessary authorization to enable them to attend such Annual Meeting.

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE SOUTH AFRICAN PROXY IN THE ENCLOSED ENVELOPE OR MAIL TO:

JSE INVESTOR SERVICES (PTY) LTD
Physical address: One Exchange Square, 2 Gwen Lane, Sandown, Sandton, 2196, South Africa
Postal address: PO Box 4844 Johannesburg 2000

E-mail: meetfax@jseinvestorservices.co.za

(Please Sign on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.